Exhibit 99.1

Akamai Announces Proposed Offering of Convertible Senior Notes

CAMBRIDGE, Mass. – May 18, 2026 – Akamai Technologies, Inc. (NASDAQ: AKAM) (“Akamai”), the cybersecurity and cloud computing company that powers and protects business online, today announced that it proposes to offer, subject to market factors and other conditions, $1.3 billion in aggregate principal amount of 0% convertible senior notes due 2030 (the “2030 Notes”) and $1.3 billion in aggregate principal amount of 0% convertible senior notes due 2032 (the “2032 Notes” and, together with the 2030 Notes, the “notes”). The notes are to be sold only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, Akamai will grant the initial purchasers for the offering an option to purchase up to an additional $200.0 million in aggregate principal amount of the 2030 Notes and an additional $200.0 million in aggregate principal amount of the 2032 Notes, in each case, on the same terms and conditions. Upon conversion, Akamai will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of Akamai’s common stock or a combination of cash and shares of common stock, at Akamai’s election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the notes being converted. The notes will not bear regular interest, and the principal amount of the notes will not accrete. Any special interest on the notes will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026 (if and to the extent special interest is then payable). The 2030 Notes will mature on May 15, 2030 and the 2032 Notes will mature on May 15, 2032, in each case, unless earlier repurchased or converted in accordance with their terms prior to such date. The initial conversion rate, offering price and other terms of the 2030 Notes and the 2032 Notes will be determined at the time of pricing the offering. The notes will be senior unsecured obligations of Akamai.

Subject to costs and expenses related to the convertible note hedge and warrant transactions and share repurchases described below, Akamai intends to use the remaining net proceeds from the offering to fund the accelerated capital expenditure requirements of the Cloud Infrastructure Services (CIS) business, prioritizing the rapid build-out of Akamai’s global footprint, and for general corporate purposes.

Akamai intends to use a portion of the net proceeds from the offering to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to Akamai from the sale of warrants pursuant to the warrant transactions described below). If the initial purchasers exercise their option to purchase additional notes, Akamai expects to sell additional warrants and use a portion of the net proceeds from the sale of such additional notes, together with the proceeds from the additional warrant transactions, to enter into additional convertible note hedge transactions with respect to the relevant series of notes as to which the option was exercised.

Akamai also intends to use approximately $350 million of the net proceeds from the offering to repurchase shares of its common stock from purchasers of the notes in the offering in privately-negotiated transactions effected through one or more of the initial purchasers or their affiliates. Akamai expects the purchase price per share in such transactions to equal the closing price per share of Akamai’s common stock on the date of pricing of the offering. The amount of Akamai’s common stock that Akamai actually repurchases may be more or less than $350 million.

If Akamai undergoes a fundamental change prior to the maturity date of the notes, subject to certain conditions and limited exceptions, holders may require Akamai to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid special interest to, but excluding, the fundamental change repurchase date.

In connection with the pricing of the notes, Akamai expects to enter into convertible note hedge transactions and warrant transactions with one or more of the initial purchasers of the notes and/or their respective affiliates and/or other financial institutions (the “Option Counterparties”). The convertible note hedge transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the same number of shares of Akamai’s common stock that will initially underlie the notes, including any notes purchased by the initial purchasers pursuant to their option to purchase additional notes. The convertible note hedge transactions are expected generally to reduce the potential dilution with respect to Akamai’s common stock upon any conversion of the notes and/or offset any cash payments Akamai is required to make in excess of the principal amount of converted notes, as the case may be. The warrants will cover, subject to customary anti-dilution adjustments, the same number of shares of Akamai’s common stock. The warrant transactions could separately have a dilutive effect with respect to Akamai’s common stock to the extent that the market price per share of Akamai’s common stock exceeds the strike price of the warrants, unless Akamai elects, subject to certain conditions, to settle the warrants in cash.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the Option Counterparties and/or their respective affiliates expect to purchase shares of Akamai’s common stock and/or enter into various derivative transactions with respect to Akamai’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Akamai’s common stock or the notes at that time. In addition, the Option Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Akamai’s common stock and/or purchasing or selling Akamai’s common stock or other securities of Akamai in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of the notes or following any repurchase of the notes by Akamai). This activity could also cause or avoid an increase or a decrease in the market price of Akamai’s common stock or the notes, which could affect the ability of holders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the amount and value of the consideration that holders receive upon conversion of the notes.

This press release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Akamai’s common stock, if any, issuable upon conversion of the notes). Any offer of notes will be made only by means of a private offering memorandum. The notes and the common stock issuable upon conversion of the notes, if any, have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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The release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements with respect to Akamai’s expectations to complete the proposed offering of the notes, its use of proceeds from the offering and the effect of the concurrent stock repurchase and the convertible note hedge and warrant transactions. There can be no assurance that Akamai will be able to complete the proposed notes offering on the anticipated terms, or at all. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, the terms of the notes and the offering, risks and uncertainties related to whether or not Akamai will consummate the offering, the impact of general economic, industry, market or political conditions and other factors that are discussed in Akamai’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.

About Akamai

Akamai is the cybersecurity and cloud computing company that powers and protects business online. Our market-leading security solutions, superior threat intelligence and global operations team provide defense in depth to safeguard enterprise data and applications everywhere. Akamai’s full-stack cloud computing solutions deliver performance and affordability on the world’s most distributed platform. Global enterprises trust Akamai to provide the industry-leading reliability, scale and expertise they need to grow their business with confidence.

Contacts:
Johanna Schmitt	Mark Stoutenberg
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
AkamaiPR@akamai.com	mstouten@akamai.com